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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JUNE 5, 2000


                           CLARK/BARDES HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

                          -----------------------------

                 DELAWARE                              000-24769                         52-2103926
       (State or other jurisdiction            (Commission file number)               (I.R.S. employer
            of incorporation)                                                       identification no.)

        102 S. WYNSTONE PARK DRIVE                                                         60010
                SUITE 200                                                                (Zip Code)
           NORTH BARRINGTON, IL
 (Address of principal executive offices)


       Registrant's telephone number, including area code: (847) 304-5800


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

         A temporary restraining order was entered against the Registrant, Clark/Bardes Holdings, Inc. ("Clark/Bardes") on June 6, 2000, in connection with a complaint filed in the Circuit Court of the State of Oregon for the County of Multnomah in the matter of M Financial Holdings Incorporated and M Life Insurance Company v. Ronald D. Stockfleth and Clark/Bardes Holdings, Inc., No. 0006 05661. In their complaint, the plaintiffs claim, among other things, that their former officer and employee, Ronald D. Stockfleth, misappropriated confidential information and disclosed it to Clark/Bardes while he was still employed by plaintiffs. The temporary restraining order prevents Mr. Stockfleth from disclosing plaintiffs' confidential information and from working for Clark/Bardes until the resolution of the preliminary injunction hearing, which is scheduled to commence on June 25, 2000. Clark/Bardes had previously announced the hiring of Mr. Stockfleth on May 19, 2000.

         The plaintiffs are seeking compensatory damages in addition to punitive damages, attorney fees and costs. The complaint also seeks an award of permanent injunctive relief to prevent Stockfleth from disclosing confidential information to Clark/Bardes, and to prevent Stockfleth from working for Clark/Bardes in any capacity for two years.

         Because the litigation has only just commenced, Clark/Bardes is unable to predict the likely outcome of the matter at this time. However, Clark/Bardes denies the material allegations of the complaint and intends to defend the lawsuit vigorously.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CLARK/BARDES HOLDINGS, INC.



Date:  June 14, 2000                    By:   /s/  W. T. Wamberg
                                            ------------------------------------
                                            W. T. Wamberg
                                            Chairman and Chief Executive Officer